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INFORMIX COMPLETES EXTENDED AUDIT; RESTATES PRIOR PERIODS AND ANNOUNCES 3RD
QUARTER '97 RESULTS

   ANNOUNCES $50 MILLION EQUITY INVESTMENT LED BY AN AFFILIATE OF CREDIT
       SUISSE FIRST BOSTON, $75 MILLION REVOLVING LINE OF CREDIT AND
                     SALE OF REAL ESTATE FOR $60 MILLION
           COMPANY IN COMPLIANCE WITH NASDAQ LISTING REQUIREMENTS

MENLO PARK, CA., November 18, 1997--Informix Corporation (NASDAQ: IFMXE) announced today that it has completed its extended audit, and that it has restated results for 1994, 1995, 1996 and the first quarter of 1997 as well as adjusted results for the second quarter of 1997. The company--which also reported third quarter 1997 results reflecting a conservative implementation of its revenue recognition policies--outlined new business practices, operational controls and key financial actions designed to put the company on a secure footing going forward. The company said it believes it is now in compliance with NASDAQ continued listing requirements.

The company also announced that it has strengthened its cash position, improved liquidity and reduced operating expenses. Informix said it has completed a $50 million convertible preferred private placement with three investors led by an affiliate of Credit Suisse First Boston and including affiliates of Castle Creek Partners and Heights Capital Management. This investment follows the $40 million equity investment in Informix by Fletcher International announced in August. Additionally, the company has received a commitment letter for a $75 million revolving line of credit for two years from Bank of Boston and Canadian Imperial Bank of Commerce. Informix has also sold its land in Santa Clara, Calif., for a total consideration of $60 million. In the third quarter, Informix reduced operating expenses from approximately $235 million in the first quarter of 1997 to approximately $195 million, with a current run rate below $185 million.

"We have made significant progress," said Bob Finocchio, Informix Chairman and CEO. "Today's financial restatement is a thorough, comprehensive answer to questions regarding Informix's past revenue recognition and related matters. With these issues behind us, we are confident we have the people and talent needed to build the new Informix, increase customer confidence and regain our momentum in the enterprise database market."

The company also said that the Securities and Exchange Commission issued a formal order of investigation of the company in July. "In light of the restatement, we are not surprised there is an SEC investigation and we are cooperating fully," said Finocchio.

RESTATEMENT OF PRIOR PERIODS

The company restated results for prior periods to reflect adjustments to net revenue and net income that decrease revenue from January 1994 until June 1997 by a total of approximately $278 million from previously reported amounts, and net income from previously reported amounts by a total of approximately $236 million.

In September the company said it anticipated that its 1995 and 1996 financial statements would be restated to reflect adjustments to revenue that would decrease revenue and net income from previously reported amounts and could exceed $250 million, consistent with today's restatement. It


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further said in September that it had identified errors and irregularities in the recording of specific revenue transactions, as well as certain types of revenue recognized from reseller channel transactions in both years. Today the company said it had decided also to restate 1994 revenue and net income.

The company also said today that the errors and irregularities it found in 1994, 1995 and 1996 took numerous forms and were primarily the result of lack of compliance with the company's procedures and controls, and a more conservative application of its revenue recognition policy.

The following tables reflect the effect on reported  revenue and net income
(loss) (in millions of dollars):

              1997                            1997
REVENUE       Q1                  REVENUE     Q2             Six Months
Reported      $133.7              Reported    $164.7         $298.4
Restated      $149.2              Adjusted    $182.0         $331.2

NET INCOME    Q1                  NET INCOME  Q2             Six Months
Reported      ($140.1)            Reported    ($120.5)       ($260.6)
Restated      ($144.2)            Adjusted    ($111.4)       ($255.6)

Revenue       1996                  1995        1994
Reported      $939.3                $714.2      $470.1
Restated      $727.8                $632.8      $452.0

Net Income    1996                  1995        1994
Reported      $97.8                 $97.6       $61.9
Restated      ($73.6)               $38.6       $48.3


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THIRD QUARTER 1997 RESULTS

Revenues for the third quarter were $149.9 million. Net loss for the third quarter of 1997 was $110.7 million or $0.73 per share. These results reflect a $49.7 million restructuring charge taken in the third quarter.

Summary Financial Results (in millions except per share amounts)

                             QUARTER ENDED
                             SEPTEMBER 28, 1997
Revenue                      $149.9

Operating income (loss)      $(106.3)

Pretax income (loss)         $(107.9)

Net income (loss)            $(110.7)

Net income (loss) per share  $(0.73)


North American revenues were $75.1 million, European revenues were $44.8 million, and Intercontinental revenues were $30.1 million.

Informix ended the third quarter with approximately $95 million in cash and investments. Days sales outstanding in accounts receivable were 82.

About the company's third quarter performance, Finocchio said: "This was a very weak third quarter, but this was expected--particularly in light of the uncertainty caused by the announcements of our extended financial review process and the financial restatement we made during the period. That said, we've made significant operational progress in financial controls, planning and expense reduction--and with our new financing actions we have reached an important milestone in our efforts to create a solid foundation for Informix moving forward."

NASDAQ COMPLIANCE

The company said it believes it is now in compliance with NASDAQ continued listing requirements. It expects the NASD Listing Qualifications Panel to issue a decision tomorrow that the company has complied with NASDAQ requirements for continued listing, which would mean Informix would resume trading under its normal symbol, IFMX, on Thursday.

THREE FINANCING ACTIONS

Informix announced three financing actions--a new equity investment, a commitment for a new line of credit, and the sale of its Santa Clara, Calif., land.


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First, Informix has received a $50 million equity investment from an investor group, led by an affiliate of Credit Suisse First Boston, that includes
Castle Creek Partners, a Chicago-based private investment partnership specializing in technology investments, and Heights Capital Management, an affiliate of the Susquehanna Investment Group. Under the terms of the agreement, Informix sold 50,000 shares of newly issued Series B Convertible Preferred Stock for an aggregate of $50 million. The Shemano Group of San Francisco served as the company's placement agent on the transaction.

The Series B Convertible Preferred Stock is convertible into shares of Common Stock six months after issuance and will automatically convert into Common Stock three years following the date of its issuance by Informix. Each share of Series B Convertible Preferred Stock is convertible into Common Stock at a per share price equal to either a) a fixed conversion price set in six months, or, b) a variable conversion price based upon market prices prior to conversion. Informix will issue its warrant to purchase two shares of common stock for every ten shares of common stock after conversion.

The investment led by an affiliate of Credit Suisse First Boston is the second major equity investment in Informix in recent months, following Fletcher International's $40 million equity investment in Informix announced in August.

Second, Informix received a commitment letter for a $75 million revolving line of credit for two years from Bank of Boston and Canadian Imperial Bank of Commerce. The purpose of the facility is to finance working capital and general corporate purposes. Terms of the facility will be adjusted to reflect the improvement of Informix's overall performance in 1998.

Third, under agreements with Intel Corp. and a development venture led by Tishman Speyer Properties, Informix will receive a total of $60 million for a 27-acre tract of land it purchased in early 1997. In November, Informix has received a payment for $27 million and expects to receive the balance in December. Informix paid $60 million for the land earlier in 1997.

"These three actions announced today improve the liquidity position of Informix, and give us the financial foundation and flexibility we need to run our business," said Finocchio.

OPERATIONAL PROGRESS

Finocchio said the company has made significant operational progress in establishing firm financial controls throughout the organization including a new revenue recognition process and organization, centralized finance and legal functions and a strengthened and refocused internal audit function.

Finocchio said the third quarter '97 results reflect continued conservative application of its revenue recognition policies, and that new internal reporting structures and controls will ensure they are strictly enforced in the future.

As a result of the company's focus on expense reduction, Informix reduced operating expenses from approximately $235 million in the first quarter of 1997 to approximately $195 million in the third quarter, with a run rate currently below $185 million.


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He said the company has also reduced the number of employees from roughly
4500 at the end of 1996 to approximately 3600 in November.

Finocchio also said the company is maintaining its current investments in R&D, service and support.

Additionally, Finocchio also outlined how the company is recognizing revenue from resellers. Revenue from resellers is earned when licenses are resold or utilized by the reseller and after any related obligations have been satisfied, i.e., when there are no longer any significant remaining uncertainties related to the earnings process. This revised application of accounting policy has been followed for all transactions with resellers, other than those licenses sold and billed on a per-copy basis for 1997, 1996, 1995 and 1994.

NEW MANAGEMENT TEAM/ORGANIZATIONAL CHANGES

In addition to financial progress and substantial operational changes made, the Informix management team has been strengthened.

JEAN-YVES DEXMIER was named executive vice president and chief financial officer of Informix in October. Dexmier's responsibilities include all financial management aspects of Informix's business, including treasury, investor relations, controllership, audit, and operations, as well as MIS and real estate. Before joining Informix, Dexmier was a consultant on business development and strategy to Silicon Valley companies. Prior to that, he was chief financial officer of Octel Communications, the leading provider of voice messaging systems.

JIM ENGLE was named treasurer today. Engle was vice president and corporate treasurer/chief tax officer at Octel Communications. Prior to 1991, he was director of taxes at LSI Logic Corp., Ungermann-Bass, Inc. and Granger Associates, Inc.

WES RAFFEL was named vice president of North American operations in September. He is responsible for all sales activities in the U.S. and Canada, including sales to end users, distributors, value-added resellers, systems integrators and OEMs. In addition, Raffel has global responsibility for key partner relationships and Informix's overall channel strategy. Before joining Informix, Raffel was senior vice president of sales and marketing and acting CEO of AssureNet Pathways, Inc., a leading network security company.

JEAN-PAUL MINARRO was named vice president of field operations for Europe, Middle East and Africa in September. Minarro is responsible for all Informix activities in these regions, including direct sales, indirect sales, customer support and marketing. Minarro joined Informix in February 1995 as vice president of Southern Europe.

DON HUNT was named vice president, North America end user sales, in September. He was the vice president and general manager for Informix responsible for the business in the Eastern United States and Canada, and on a national basis responsible for business with the Federal Government.


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STEVE MAYSONAVE was named vice president of global partners in September.  He works closely with industry marketing and field operations on a global basis to minimize channel conflict while maximizing and leveraging business opportunities with partners in our target markets. He joined Informix in February 1996 as part of the Illustra acquisition.

JOE NIEMANN was named vice president of distribution channels in October. He has held a variety of senior management positions at Informix for eight years.

Remaining in their current roles are other key members of the senior management team, including Mike Saranga, senior vice president of product development, and Mike Stonebraker, chief technology officer.

FUTURE STRATEGY

Said Finocchio: "Informix has a strengthened management team, a refocused market and product strategy, and industry-leading technology. Our highly dedicated and knowledgeable people are focused on the competitive opportunities ahead, and we are strategically focused on areas where we can offer our customers true competitive advantage."

Informix says its continued emphasis on its four core enterprise solution areas--high-performance OLTP, data warehousing, distributed enterprise and Web/content management-- will drive its planned growth through six targeted vertical markets--health care, media, manufacturing, retail, telecommunications, and financial services. Informix will continue to pursue profitable partnerships with leading solution providers.

Finocchio outlined Informix's strategic goals:


To continue Informix's focus as a database company targeting specific markets To continue to penetrate and grow the company's installed base
To grow new license revenue with new customers
To maintain product and technology leadership
To build a strong NT channel
To leverage the right partnerships
To retain and attract the right talent
To change the company culture, re-emphasizing personal accountability and long-term business relationships.

ABOUT INFORMIX

    Informix Software, Inc., the world's database technology leader, provides innovative database products that enable the world's major corporations to attain competitive advantage. Informix, based in Menlo Park, California, is widely recognized as the technology leader for corporate computing environments ranging from small workgroups to very large parallel processing applications. Informix's database servers, application development tools, superior customer service, and strong partnerships


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enable the company to be at the forefront of major information technology solution areas including data warehousing, OLTP, Web/content management and distributed enterprise solutions. For more information, contact the sales office nearest you or visit our Web site at http://www.informix.com.

THIS PRESS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF
SECTION 27A OF THE SECURITIES ACT OF 1933, AS AMENDED, AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. THESE FORWARD-LOOKING STATEMENTS ARE SUBJECT TO CERTAIN RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM HISTORICAL RESULTS OR ANTICIPATED RESULTS, INCLUDING THOSE RISKS SET FORTH UNDER THE CAPTION "BUSINESS RISKS" IN "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1996, AS AMENDED, AND IN THE COMPANY'S SUBSEQUENT QUARTERLY REPORTS ON FORM 10-Q AND OTHER REPORTS FILED FROM TIME TO TIME WITH THE SECURITIES AND EXCHANGE COMMISSION. SUCH RISKS INCLUDE UNCERTAINTIES ASSOCIATED WITH THE RESTATEMENT OF THE COMPANY'S FINANCIAL STATEMENTS, PENDING STOCKHOLDER CLASS ACTION LITIGATION, THE COMPANY'S POTENTIAL NEED FOR ADDITIONAL FINANCING, THE COMPANY'S ABILITY TO ATTRACT AND RETAIN QUALIFIED PERSONNEL, COMPETITION, AND TECHNOLOGICAL CHANGE. READERS SHOULD CAREFULLY REVIEW THE RISK FACTORS DESCRIBED IN SUCH REPORTS AND OTHER FILINGS MADE BY THE COMPANY FROM TIME TO TIME WITH THE SECURITIES AND EXCHANGE COMMISSION.

CONTACTS:

Financial Analysts:
Earl Aiken
650-926-6841

Editorial:
Robert Manetta
650-926-6978

Industry Analysts:
Jill Lindstedt
650-926-1940